Exhibit 99.1

Nephros Announces Preliminary Financial Results for First Quarter 2020

Anticipates $2.6 Million Net Revenues, Approximately 45% Growth Over 2019

SOUTH ORANGE, NJ, April 2, 2020 – Nephros, Inc. (Nasdaq: NEPH), a commercial-stage company that develops and sells high performance water purification products and pathogen detection systems to the medical and commercial markets, today announced preliminary financial results for the quarter ended March 31, 2020.

Net revenues are expected to be $2.6 million, an increase of approximately 45% compared to the quarter ended March 31, 2019.

“In this unprecedented time of crisis, we are pleased that the company’s growth continued in the first quarter,” said Daron Evans, President and CEO of Nephros. “These results represent our 15th consecutive quarter of year-on-year sales growth, with a current average of 62%. While the coronavirus pandemic adds uncertainty and risk to all companies, we have seen continued demand for our products and believe we are well-positioned for continued growth through this difficult time and beyond.”

Given the uncertainties around the coronavirus pandemic and its potential impacts on our business, both positive and negative, we are withdrawing our previous revenue guidance for 2020. Potential positive impacts include increased demand for both our water filters that help protect patients from waterborne pathogens, including bacteria and viruses, and PluraPath™, our recently launched real-time, field-based pathogen detection system. Potential negative impacts include possible interruptions to our supply chain and delays in new customer acquisition activities.

Nephros ended the quarter with approximately $8.9 million in cash on a consolidated basis.

About Nephros

Nephros is a commercial-stage company that develops and sells high performance water purification products to the medical and commercial markets. Nephros ultrafilters are primarily used in hospitals and medical clinics for added protection in retaining bacteria (e.g., Legionella, Pseudomonas) and viruses from water, providing barriers that assist in improving infection control in showers, sinks, and ice machines. Additionally, Nephros ultrafilters are used by dialysis centers for assisting in the removal of endotoxins and other biological contaminants from water and bicarbonate concentrate supplied to hemodialysis machines and patients.

Nephros filters, including AETHER™ brand filters, improve the taste and odor of water and reduce biofilm, bacteria, and scale build-up in downstream equipment. Nephros and AETHER™ products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit its website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s expected revenue for the quarter ended March 31, 2020, the anticipated impact of the coronavirus pandemic, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including changes in business, economic and competitive conditions, and the availability of financing or other capital when needed. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contact:

Kirin Smith, President

PCG Advisory, Inc.

(646) 863-6519

ksmith@pcgadvisory.com

Media Contact:

Bill Douglass

Gotham Communications, LLC

(646) 504-0890

bill@gothamcomm.com

Company Contact:

Andy Astor, COO & CFO

Nephros, Inc.

(201) 345-0824

andy@nephros.com